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                                                                    EXHIBIT 99.5


[Paragon Logo Appears Here]                   [Mariner Health Logo Appears Here]



FOR IMMEDIATE RELEASE
---------------------

Contacts:
Paragon Health Network, Inc.        Mariner Health Group, Inc.
Boyd P. Gentry                      David N. Hansen
  Vice President and Treasurer        Executive Vice President and
(770) 677-7958                        Chief Financial Officer
Chris A. Snow                       (508) 598-8110
  Investor Relations                Jill L. Baker
(770) 673-2528                        Vice President of Investor Relations
                                    (860) 701-2102



                PARAGON HEALTH NETWORK AND MARINER HEALTH GROUP
                       ANNOUNCE A STOCK-FOR-STOCK MERGER

               - MERGER OF EQUALS SOLIDIFIES LEADERSHIP POSITION
                IN POST-ACUTE INDUSTRY THROUGHOUT KEY MARKETS -

     ATLANTA, GA, AND NEW LONDON, CT APRIL 13, 1998 Paragon Health Network, Inc. (NYSE: PGN) and Mariner Health Group, Inc. (NASDAQ: MRNR) today jointly announced the signing of a definitive agreement to merge in a tax-free stock-for-stock transaction that will result in a combined company with pro forma revenues approaching $3 billion. The merger will result in a premier healthcare company that is a significant provider of post-acute services in major strategic markets.

     "This is an extremely exciting opportunity for Paragon, Mariner and our shareholders," stated Keith B. Pitts, Chairman, President and Chief Executive Officer of Paragon Health Network. "Mariner is known for its high-acuity care and clinical expertise. Adding this to Paragon's strong cost discipline will enhance the services provided to patients while increasing revenue growth and achieving meaningful cost reductions."

     The merged entity, to be named at a later date, will be the second-largest long-term care provider in the United States with over 400 facilities, representing more than 50,000 beds. The merger results in a significant ancillary platform serving not only the combined companies' in-patient facilities, but also a substantial number of non-affiliated long-term care providers. In this regard, rehabilitation services contracts will double, forming one of the largest rehabilitation services providers in the country. The merger also solidifies the company's prominent position as a provider of institutional pharmacy services to owned and independent skilled nursing

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Paragon Health Network and Marine Health Group
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facilities.  The company will continue to operate outpatient therapy clinics, assisted living facilities and provide geriatric specialty healthcare services nationwide.

     Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of both companies, Mariner shareholders will receive one share of Paragon common stock for each Mariner share held. Each company has been granted an option to acquire 19.9% of the other company's stock under certain events. Upon completion of the merger, former Mariner shareholders will own approximately 44% of the combined company. Paragon will assume or refinance Mariner's existing debt. Following the merger, there will be approximately 73 million shares of the newly merged company's common stock outstanding. The merger is anticipated to be accretive to consensus estimates for Paragon's fiscal year ending September 30, 1999, and consensus estimates for Mariner's fiscal year ending December 31, 1999. The merger is anticipated to close during the third calendar quarter of 1998.

     Management of the newly-formed company will be comprised of Keith B. Pitts, as Chairman and Chief Executive Officer, and Arthur W. Stratton Jr., M.D., as Vice Chairman, President and Chief Operating Officer. The merger is subject to regulatory and shareholder approval. Apollo Management, L.P., which has voting rights for approximately 44% of Paragon's common stock, and the Kellett Stockholder Group, which controls approximately 21% of Mariner's shares, have endorsed the agreement and have agreed to vote in favor of the transaction.

     "Since founding Mariner Health Group, we have strived to provide the highest-quality care to our patients while creating value for our shareholders," commented Arthur W. Stratton, Chairman, President and Chief Executive Officer of Mariner Health Group. "The merged company, with its complementary strengths and leadership in key markets, will hold a significant advantage in an environment of changing reimbursement systems and managed care pressure, while maintaining the level of care our patients and customers have come to expect."

     "This merger will immediately add value for our patients and our shareholders through insourcing of key services and cross selling in strategic marketplaces," commented Mr. Pitts. "We anticipate achieving synergies, principally from cost savings of approximately $30 million by the end of the first full year of combined operations and approximately $40 million by the end of the following year of combined operations. In addition, we believe there are revenue synergy opportunities which will accrue to the combined entity."

     Paragon Health Network, Inc., headquartered in Atlanta, GA, is a diversified healthcare company providing, through its subsidiaries, an array of long-term and specialty healthcare services. The post-acute division operates 328 skilled nursing and assisted living facilities, as well as 40 branches providing home health, hospice and private duty nursing services. American Pharmaceutical Services, the Company's institutional pharmacy subsidiary, operates 35 institutional pharmacies serving more than 1,000 facilities with more than 100,000 beds. American Rehability Services, the Company's rehabilitation services subsidiary, contracts with approximately 450 long-term care facilities and over 40 hospitals for therapy services and

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Paragon Health Network and Mariner Health Group
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operates 130 outpatient therapy clinics.  Cornerstone Health Management, the
Company's hospital services subsidiary, manages more than 115 programs for acute-care hospitals. The Company operates in 36 states.


     Mariner Health Group, Inc., is a leading national health service company that coordinates and manages clinical resources to achieve desired clinical and financial outcomes. Currently, the Company's continuum of non-acute products and services includes sub-acute and long-term care, rehabilitation therapies, home health, rehabilitation staffing, physician management services, institutional pharmacy services and medical equipment and supplies. Mariner Health currently operates or manages 94 inpatient centers over 12,000 beds, 16 home care agencies, eight institutional pharmacies, 43 outpatient clinics, and manages 39 hospital skilled nursing facilities or units with more than 700 beds. The Company operates in 39 states.

     Statements contained in this press release which are not historical facts may be considered forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 relating to, among other things, the Companies' future performance and operations, managements' future plans and goals, and business environment changes. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those projected. Such risks and uncertainties could include changes in the healthcare industry as a result of political, economic or regulatory influences including the emergence of a prospective pay system; changes in regulations governing the healthcare industry; changes in the competitive marketplace; dependence on reimbursement by third-party payors; expansion risk and impact on future operating results; the difficulty in integrating recent acquisitions; and variability of quarterly operating results. For additional information, refer to the "Risk Factors" and "Management's Discussion and Analysis" sections detailed in both companies' Securities and Exchange Commission Forms 10-K, filed by Paragon Health Network on December 29, 1997, and by Mariner Health Group on March 31, 1998.

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     Media Contact:  Elissa Grabowski
                     Dewe Rogerson, Inc.
                     (212) 688-6840

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